April 10, 2018

Securities and Exchange Commission

100 F Street, NE
Washington, DC 20549

Re: Blow & Drive Interlock Corporation

Form 8K item 4.02, event date March 22, 2018

On April 10, 2018, we received a copy of the above mentioned Form 8K and agree to the comments as they relate to Redwitz, Inc.

Redwitz, Inc.

Irvine, California